UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2004

PROVIDIAN FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12897	94-2933952
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mission Street
San Francisco, California		94105
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 543-0404

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On September 1, 2004, certain non-employee members of the Board of Directors of the registrant, who had previously elected to receive a portion of their annual retainer fee for service on the Board in shares of Common Stock of the registrant, received a portion of their quarterly installment of their annual retainer in unrestricted shares of the Common Stock, together with shares of restricted shares of the Common Stock. Each of the stock grants was made pursuant to the terms and conditions of the Providian Financial Corporation 2000 Stock Incentive Plan, as amended, and a stock grant agreement, which sets forth vesting conditions and forfeiture restrictions with respect to the restricted shares.  The form of stock grant agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01               Financial Statements and Exhibits

(c)                                  Exhibits

The following exhibit is filed herewith:

10.1                           Form of Stock Grant under Providian Financial Corporation 2000 Stock Incentive Plan between the registrant and certain non-employee directors of the registrant with respect to restricted and unrestricted shares of Common Stock of the registrant in connection with the directors’ retainer fees.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROVIDIAN FINANCIAL CORPORATION
(Registrant)

Date: September 2, 2004	By:	/s/ Anthony F. Vuoto
Anthony F. Vuoto
Vice Chairman and Chief Financial Officer